Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Motive, Inc. (the “Registrant”) on Form 10-Q for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Scott L. Harmon, Chief Executive Officer of the Registrant, and Paul M. Baker, Chief Financial Officer of the Registrant, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ SCOTT L. HARMON
Scott L. Harmon
Chief Executive Officer

May 16, 2005

/s/ PAUL M. BAKER
Paul M. Baker
Chief Financial Officer

May 16, 2005

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report.